UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2008

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer
Identification No.)
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Hana Biosciences, Inc. (the “Company”) previously disclosed in a Current Report on Form 8-K filed on November 21, 2008, that it had received a written notice from the staff of The Nasdaq Stock Market (“Nasdaq”) informing the Company that it did not comply with Nasdaq Marketplace Rule 4310(c)(3).  That rule requires the Company maintain a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  Nasdaq’s notice requested the Company to submit a plan to achieve and sustain compliance with Rule 4310(c), which the Company submitted on December 4, 2008.

By letter dated December 22, 2008, the Nasdaq staff notified the Company that it was granting the Company an extension of time to regain compliance with Rule 4310(c).  Under the terms of the extension, the Company must furnish to the SEC and Nasdaq, on or before March 4, 2009, a publicly available report providing specified disclosures and affirmations, including a description of a completed transaction or event that enabled the Company to satisfy the stockholders’ equity requirement for continued listing.  If the Company is unable to regain compliance by March 4, 2009, the Nasdaq staff may provide notice to the Company that its common stock is being delisted.  At that time, the Company may appeal the staff’s decision to a Nasdaq Listing Qualifications Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2008	Hana Biosciences, Inc.

	By:	/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer